Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of June 29, 2008, and December 31, 2007, and for the three months and six months ended June 29, 2008, and July 1, 2007. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,422.8	$694.8	$(37.3)	$2,080.3

Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,226.1	549.7	(37.3)	1,738.5
Depreciation and amortization	1.1	45.8	29.3	–	76.2
Business consolidation and other costs	0.8	6.4	4.3	–	11.5
Selling, general and administrative	11.9	44.4	22.2	–	78.5
Equity in results of subsidiaries	(102.6)	–	–	102.6	–
Intercompany license fees	(15.5)	14.7	0.8	–	–
	(104.3)	1,337.4	606.3	65.3	1,904.7

Earnings (loss) before interest and taxes	104.3	85.4	88.5	(102.6)	175.6
Interest expense	(8.2)	(13.4)	(13.1)	–	(34.7)
Earnings (loss) before taxes	96.1	72.0	75.4	(102.6)	140.9
Tax provision	3.9	(31.3)	(18.0)	–	(45.4)
Minority interests	–	–	(0.1)	–	(0.1)
Equity in results of affiliates	–	0.7	3.9	–	4.6
Net earnings (loss)	$100.0	$41.4	$61.2	$(102.6)	$100.0

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended July 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$1,476.5	$595.5	$(39.2)	$2,032.8
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,273.2	448.6	(39.2)	1,682.6
Depreciation and amortization	0.8	44.9	24.2	–	69.9
Selling, general and administrative	21.3	43.0	23.0	–	87.3
Equity in results of subsidiaries	(115.5)	–	–	115.5	–
Intercompany license fees	(18.7)	18.2	0.5	–	–
	(112.1)	1,379.3	496.3	76.3	1,839.8

Earnings (loss) before interest and taxes	112.1	97.2	99.2	(115.5)	193.0
Interest expense	(7.5)	(14.7)	(15.9)	–	(38.1)
Earnings (loss) before taxes	104.6	82.5	83.3	(115.5)	154.9
Tax provision	1.3	(28.9)	(24.7)	–	(52.3)
Minority interests	–	–	(0.1)	–	(0.1)
Equity in results of affiliates	–	1.0	2.4	–	3.4
Net earnings (loss)	$105.9	$54.6	$60.9	$(115.5)	$105.9

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$2,669.0	$1,210.7	$(59.2)	$3,820.5

Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	2,279.0	956.4	(59.2)	3,176.2
Depreciation and amortization	1.9	91.8	57.1	–	150.8
Business consolidation and other costs	0.8	6.4	4.3	–	11.5
Gain on sale of subsidiary	–	(7.1)	–	–	(7.1)
Selling, general and administrative	23.3	93.1	43.7	–	160.1
Equity in results of subsidiaries	(189.6)	–	–	189.6	–
Intercompany license fees	(32.2)	30.6	1.6	–	–
	(195.8)	2,493.8	1,063.1	130.4	3,491.5

Earnings (loss) before interest and taxes	195.8	175.2	147.6	(189.6)	329.0
Interest expense	(20.7)	(24.0)	(26.2)	–	(70.9)
Earnings (loss) before taxes	175.1	151.2	121.4	(189.6)	258.1
Tax provision	8.7	(62.8)	(28.5)	–	(82.6)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	1.1	7.4	–	8.5
Net earnings (loss)	$183.8	$89.5	$100.1	$(189.6)	$183.8

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Six Months Ended July 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$–	$2,768.4	$1,027.8	$(69.2)	$3,727.0
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	2,361.3	784.8	(69.2)	3,076.9
Depreciation and amortization	1.6	87.2	46.1	–	134.9
Selling, general and administrative	33.6	88.3	47.6	–	169.5
Equity in results of subsidiaries	(199.6)	–	–	199.6	–
Intercompany license fees	(34.6)	33.9	0.7	–	–
	(199.0)	2,570.7	879.2	130.4	3,381.3

Earnings (loss) before interest and taxes	199.0	197.7	148.6	(199.6)	345.7
Interest expense	(17.5)	(28.4)	(30.1)	–	(76.0)
Earnings (loss) before taxes	181.5	169.3	118.5	(199.6)	269.7
Tax provision	5.6	(56.1)	(38.5)	–	(89.0)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	1.6	5.0	–	6.6
Net earnings (loss)	$187.1	$114.8	$84.8	$(199.6)	$187.1

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	June 29, 2008
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$2.4	$–	$61.0	$–	$63.4
Receivables, net	1.0	139.2	698.8	–	839.0
Inventories, net	–	742.6	350.2	–	1,092.8
Deferred taxes and other current assets	5.7	122.4	42.1	–	170.2
Total current assets	9.1	1,004.2	1,152.1	–	2,165.4

Property, plant and equipment, net	23.8	1,042.3	949.9	–	2,016.0
Investment in subsidiaries	2,560.8	416.2	81.0	(3,058.0)	–
Goodwill	–	740.8	1,210.8	–	1,951.6
Intangibles and other assets, net	100.0	165.0	182.6	–	447.6
Total assets	$2,693.7	$3,368.5	$3,576.4	$(3,058.0)	$6,580.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$60.1	$2.0	$265.0	$–	$327.1
Accounts payable	56.3	396.1	345.4	–	797.8
Accrued employee costs	8.3	134.8	65.8	–	208.9
Income taxes payable and current deferred taxes	(30.4)	44.8	7.1	–	21.5
Other current liabilities	31.5	132.5	69.2	–	233.2
Total current liabilities	125.8	710.2	752.5	–	1,588.5

Long-term debt	1,664.2	7.7	743.4	–	2,415.3
Intercompany borrowings	(731.7)	506.9	224.8	–	–
Employee benefit obligations	173.3	217.3	400.1	–	790.7
Deferred taxes and other liabilities	(61.1)	157.0	165.6	–	261.5
Total liabilities	1,170.5	1,599.1	2,286.4	–	5,056.0

Minority interests	–	–	1.4	–	1.4
Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	778.5	819.7	611.4	(1,431.1)	778.5
Retained earnings	1,929.5	1,031.7	335.8	(1,367.5)	1,929.5
Accumulated other comprehensive earnings (loss)	261.5	(82.0)	336.6	(254.6)	261.5
Treasury stock, at cost	(1,446.3)	–	–	–	(1,446.3)
Common shareholders’ equity	1,523.2	1,769.4	1,283.8	(3,053.2)	1,523.2
Total shareholders’ equity	1,523.2	1,769.4	1,288.6	(3,058.0)	1,523.2
Total liabilities and shareholders’ equity	$2,693.7	$3,368.5	$3,576.4	$(3,058.0)	$6,580.6

	CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2007
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$70.1	$1.9	$79.6	$–	$151.6
Receivables, net	1.1	164.9	416.7	–	582.7
Inventories, net	–	719.9	278.2	–	998.1
Deferred taxes and other current assets	25.8	53.5	31.2	–	110.5
Total current assets	97.0	940.2	805.7	–	1,842.9

Property, plant and equipment, net	24.4	1,047.5	869.3	–	1,941.2
Investment in subsidiaries	2,274.7	413.7	81.0	(2,769.4)	–
Goodwill	–	740.8	1,122.3	–	1,863.1
Intangibles and other assets, net	98.0	142.8	132.6	–	373.4
Total assets	$2,494.1	$3,285.0	$3,010.9	$(2,769.4)	$6,020.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$50.5	$2.5	$123.8	$–	$176.8
Accounts payable	99.4	387.9	276.3	–	763.6
Accrued employee costs	11.8	160.2	66.0	–	238.0
Income taxes payable and current deferred taxes	15.5	–	0.2	–	15.7
Other current liabilities	59.9	186.8	72.3	–	319.0
Total current liabilities	237.1	737.4	538.6	–	1,513.1

Long-term debt	1,448.4	9.6	723.8	–	2,181.8
Intercompany borrowings	(694.3)	514.3	180.0	–	–
Employee benefit obligations	180.9	229.7	388.4	–	799.0
Deferred taxes and other liabilities	(20.5)	62.7	140.9	–	183.1
Total liabilities	1,151.6	1,553.7	1,971.7	–	4,677.0

Minority interests	–	–	1.1	–	1.1
Shareholders’ equity
Convertible preferred stock	–	–	4.8	(4.8)	–
Preferred shareholders’ equity	–	–	4.8	(4.8)	–

Common stock	760.3	819.7	642.8	(1,462.5)	760.3
Retained earnings	1,765.0	998.9	235.7	(1,234.6)	1,765.0
Accumulated other comprehensive earnings (loss)	106.9	(87.3)	154.8	(67.5)	106.9
Treasury stock, at cost	(1,289.7)	–	–	–	(1,289.7)
Common shareholders’ equity	1,342.5	1,731.3	1,033.3	(2,764.6)	1,342.5
Total shareholders’ equity	1,342.5	1,731.3	1,038.1	(2,769.4)	1,342.5
Total liabilities and shareholders’ equity	$2,494.1	$3,285.0	$3,010.9	$(2,769.4)	$6,020.6

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended June 29, 2008
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$183.8	$89.5	$100.1	$(189.6)	$183.8
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	1.9	91.8	57.1	–	150.8
Business consolidation and other costs	0.8	6.4	4.3	–	11.5
Gain on sale of subsidiary	–	(7.1)	–	–	(7.1)
Legal settlement	–	(70.3)	–	–	(70.3)
Deferred taxes	1.0	11.2	(9.3)	–	2.9
Equity earnings of subsidiaries	(189.6)	-	–	189.6	–
Other, net	18.9	9.3	(6.5)	–	21.7
Working capital changes, net	(85.5)	(23.4)	(254.0)	–	(362.9)
Cash provided by (used in) operating activities	(68.7)	107.4	(108.3)	–	(69.6)

Cash flows from investing activities
Additions to property, plant and equipment	(2.1)	(83.3)	(75.1)	–	(160.5)
Proceeds from sale of subsidiary, net	–	8.7	–	–	8.7
Investments in and advances to affiliates	(15.5)	(28.6)	44.1	–	–
Other, net	(7.8)	(3.7)	1.3	–	(10.2)
Cash used in investing activities	(25.4)	(106.9)	(29.7)	–	(162.0)

Cash flows from financing activities
Long-term borrowings	335.0	–	3.1	–	338.1
Repayments of long-term borrowings	(115.6)	(2.4)	(15.5)	–	(133.5)
Change in short-term borrowings	4.8	–	125.9	–	130.7
Proceeds from issuances of common stock	15.6	–	–	–	15.6
Acquisitions of treasury stock	(196.8)	–	–	–	(196.8)
Common dividends	(19.0)	–	–	–	(19.0)
Other, net	2.4	–	–	–	2.4
Cash provided by (used in) financing activities	26.4	(2.4)	113.5	–	137.5

Effect of exchange rate changes on cash	–	–	5.9	–	5.9

Change in cash and cash equivalents	(67.7)	(1.9)	(18.6)	-	(88.2)
Cash and cash equivalents – beginning of period	70.1	1.9	79.6	–	151.6
Cash and cash equivalents – end of period	$2.4	$–	$61.0	$–	$63.4

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Six Months Ended July 1, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$187.1	$114.8	$84.8	$(199.6)	$187.1
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	1.6	87.2	46.1	–	134.9
Deferred taxes	(7.9)	14.9	(3.3)	–	3.7
Equity earnings of subsidiaries	(199.6)	–	–	199.6	–
Other, net	19.9	4.5	7.3	–	31.7
Working capital changes, excluding effects of acquisitions	(6.8)	33.6	(133.1)	–	(106.3)
Cash provided by (used in) operating activities	(5.7)	255.0	1.8	–	251.1

Cash flows from investing activities
Additions to property, plant and equipment	(2.4)	(57.3)	(106.6)	–	(166.3)
Investments in and advances to affiliates	49.1	(187.7)	138.6	–	–
Property insurance proceeds	–	−	48.6	–	48.6
Other, net	(3.4)	1.5	2.6	–	0.7
Cash provided by (used in) investing activities	43.3	(243.5)	83.2	–	(117.0)

Cash flows from financing activities
Long-term borrowings	275.0	–	9.6	–	284.6
Repayments of long-term borrowings	(280.0)	(11.8)	(4.4)	–	(296.2)
Change in short-term borrowings	2.2	–	(76.2)	–	(74.0)
Proceeds from issuances of common stock	27.1	–	–	–	27.1
Acquisitions of treasury stock	(122.4)	–	–	–	(122.4)
Common dividends	(20.4)	–	–	–	(20.4)
Other, net	6.7	−	–	–	6.7
Cash used in financing activities	(111.8)	(11.8)	(71.0)	–	(194.6)

Effect of exchange rate changes on cash	–	–	0.9	–	0.9

Change in cash and cash equivalents	(74.2)	(0.3)	14.9	–	(59.6)
Cash and cash equivalents – beginning of period	110.3	2.3	38.9	–	151.5
Cash and cash equivalents – end of period	$36.1	$2.0	$53.8	$–	$91.9